UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2022

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286
(Address of principal executive offices and zip code)
(408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, $0.001 par value	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company's stockholders holding and entitled to vote 211,260,108 shares of the Company's Common Stock, or approximately 93.3% of the total outstanding shares of the Company's Common Stock on the record date for the Annual Meeting were present in person or by proxy. At the Annual Meeting, the stockholders voted on the following three proposals, each of which is described in detail in the Company’s 2022 Proxy Statement. The final voting results are reported below.
Proposal 1: To elect nine directors to serve until the 2023 Annual Meeting of Stockholders:

Director	For	Withheld	Broker Non-Votes
Richard Belluzzo	174,287,872	19,474,848	17,497,388
Keith Barnes	185,460,227	8,302,493	17,497,388
Laura Black	191,499,150	2,263,570	17,497,388
Tor Braham	193,481,105	281,615	17,497,388
Timothy Campos	189,514,574	4,248,146	17,497,388
Donald Colvin	192,748,629	1,014,091	17,497,388
Masood Jabbar	190,030,397	3,732,323	17,497,388
Oleg Khaykin	192,923,289	839,431	17,497,388
Joanne Solomon	193,527,975	234,745	17,497,388

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2023:

For	Against	Abstain
209,385,298	1,811,139	63,671

Proposal 3: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
178,168,718	15,465,569	128,433	17,497,388

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

Date: November 16, 2022	By:	/s/ Kevin Siebert
	Name:	Kevin Siebert
	Title:	Senior Vice President, General Counsel & Secretary